UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2019, EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), entered into an Intercompany Debt Repayment and Settlement Agreement (the “Intercompany Agreement”) by and between the Company, Sheehy Mail Contractors, Inc., John Sheehy, Sheehy Enterprises Inc. (“SEI”), and North American Dispatch Systems (“NADS”). Pursuant to the Intercompany Agreement, the Company assigned to SEI the Company’s right to payment of a $776,948 outstanding account receivable owing from NADS in full satisfaction of a $374,890 outstanding account payable owing from the Company to SEI and in partial satisfaction of a promissory note issued by the Company to SEI on January 2, 2019 with an outstanding principal balance of $450,000 (the “SEI Note”). The Company also agreed to pay, on or before November 29, 2019, the remaining principal amount due of $47,942 plus accrued interest of $39,947 on the SEI Note in the form of the issuance of 35,156 shares of the Company’s common stock at $2.50 per share. SEI and NADS are affiliates of John Sheehy, the Company’s chief operating officer.

The foregoing summary description of the material terms of the Intercompany Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Intercompany Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Intercompany Debt Repayment and Settlement Agreement dated November 7, 2019 between EVO Transportation & Energy Services, Inc., Sheehy Mail Contractors, Inc., John Sheehy, Sheehy Enterprises Inc., and North American Dispatch Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2019	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer

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